Exhibit 10.11

CONVERTIBLE PROMISSORY NOTE

September 24, 2014

$25,000.00

FOR VALUE RECEIVED, the undersigned corporation (the “Company”), promises to pay to RLS Premiere Financial LLC, 2890 Ambleside Court, Oakland Township, MI 48306, a Michigan limited liability company (the “Lender”) the principal sum of Twenty-five Thousand Dollars ($25,000.00) and interest at the annual rate of six percent (6%) on the unpaid balance pursuant to the following terms:

1.           Principal and Interest.  For value received, the Company hereby promises to pay to the order of the Lender in lawful money of the United States of America and in immediately available funds the principal sum of Twenty-five Thousand Dollars ($25,000.00), together with interest on the unpaid principal of this note at the rate of six percent (6%) per year (computed on the basis of a 365-day year and the actual days elapsed) from the date of this Promissory Note (the “Note”) until paid.

2.           Principal and Interest Payments.  All principal and accrued interest shall be due and payable six months from the date of this Note, in shares or cash at the discretion of the Lender; provided, however, in the event that the Company receives any financing from any other source all proceeds received in connection with any such financing shall be paid to the Lender until such time that all outstanding principal and accrued interest has been paid to the Lender. All payment amounts shall be first applied to interest, if any, and then to the balance to principal.

3.           Conversion.

(a)           Notwithstanding the above, in no event shall the Lender (or its Assignee(s)) be entitled to convert any portion of this Note debt in excess of that  portion of  this debt upon conversion of which the sum of (I) the number of shares of Common Stock beneficially owned by the Lender and its affiliates and (2) the  number of shares of Common Stock issuable upon the conversion of the portion of this debt with respect to which the determination of this provision is being made, would result in beneficial ownership by the Lender and its affiliates of more than 4.9% of the outstanding shares of Common Stock. For purposes of the provision to the immediately preceding sentence, beneficial ownership shall be determined in accordance with Section 13 (d) of the Securities Exchange Act of 1934, as amended, and Regulations 130-G thereunder.

 (b)           At any time, any amount of the unpaid Principal Amount (the “Conversion Amount”) may be converted into restricted shares of Common Stock of the Company equal to the result of (i) the Conversion Amount, divided by $1.00 providing the share price at conversion is above $1.00 otherwise the conversion price shall be at the closing share price the day prior to the receipt of the conversion notice by the Company.

 (c)           In the event that the Principal Amount on this Note is converted into Common Stock in accordance with the terms of this Section 3, the Company shall promptly issue to the Noteholder a certificate representing the shares of Common Stock into which the obligations of the Company under this Note have been converted, which certificate shall bear restrictive legends restricting the transfer of such certificate or the shares of Common stock represented thereby, unless otherwise contemplated.

(d)           No certificates representing fractional shares of Common Stock shall be issued to Noteholder upon conversion of principal due hereunder into Common Stock, no dividend or distribution of the Company shall relate to fractional share interests and such fractional share interests will not entitle the Noteholder to vote or to any rights as a stockholder of the Company.  The Noteholder shall pay to Company cash in lieu of any fractional shares of Common Stock resulting from conversion of any principal due hereunder, concurrently with the issuance to Noteholder of the Common Stock to which such fractional shares relate.

4.           Waiver and Consent.  To the fullest extent permitted by law and except as otherwise provided herein, the Company waives demand, presentment, protest, notice of dishonor, suit against or joinder of any other person, and all other requirements necessary to charge or hold the Company liable with respect to this Note.

5.           Costs, Indemnities and Expenses.  In the event of default as described herein, the Company agrees to pay all reasonable fees and costs incurred by the Lender in collecting or securing or attempting to collect or secure this Note, including reasonable attorneys’ fees and expenses, whether or not involving litigation, collecting upon any judgments and/or appellate or bankruptcy proceedings.  The Company agrees to pay any documentary stamp taxes, intangible taxes or other taxes which may now or hereafter apply to this Note or any payment made in respect of this Note, and the Company agrees to indemnify and hold the Lender harmless from and against any liability, costs, attorneys’ fees, penalties, interest or expenses relating to any such taxes, as and when the same may be incurred.

6.           Concerning the Shares  In the event Company files a registration statement under the Securities Act of 1933, as amended, with respect to shares of the common shares received by Seller, prior to one year after the signing of this agreement, on a form appropriate for registering shareholders' common stock after conversion from preferred, Company shall give written notice to shareholders prior to filing, and shareholders shall have the right to request to have included such shares of Company common stock as shall be specified in the request; provided, however, that the inclusion of the shares shall not interfere with Buyer registration of its shares and that in no event shall Company be obligated (i) to file a registration statement at any time other than during the period ended March 31, 2015,  or (ii) to keep the prospectus with respect to the stock current for more than 30 days after the effective date of the registration statement; and provided, further, that all shares sold pursuant to the registration statement are effected within the 30 day period.  If Lender or its designees do not make a request for registration within 20 days after receipt of notice from Company, Company shall have no obligation to include any shares of Company common stock owned by Lender or its designees in the registration statement.

7.           Event of Default.  An “Event of Default” shall be deemed to have occurred upon the occurrence of any of the following: (i) the Company should fail for any reason or for no reason to make any payment of the principal, interest, costs, indemnities, or expenses pursuant to this Note within ten (10) days of the date due as prescribed herein; (ii) any default, whether in whole or in part, in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Lender under this Note or any other related agreements hereunder between the Company and the Lender of even date herewith which is not cured by the Company by any applicable cure period therein, or (iii) the Lender shall:  (1) make a general assignment for the benefit of its creditors; (2) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (3) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (4) file with or otherwise submit to any governmental authority any petition, answer or other document seeking:  (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (5) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (6) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction.  Upon an Event of Default (as defined above), the entire principal balance and accrued interest outstanding under this Note, and all other obligations of the Company under this Note, shall be immediately due and payable without any action on the part of the Lender, interest shall accrue on the unpaid principal balance at twenty-four percent (24%) per year or the highest rate permitted by applicable law, if lower, and the Lender shall be entitled to seek and institute any and all remedies available to it.

8.           Maximum Interest Rate.  In no event shall any agreed to or actual interest charged, reserved or taken by the Lender as consideration for this Note exceed the limits imposed by Nevada law.  In the event that the interest provisions of this Note shall result at any time or for any reason in an effective rate of interest that exceeds the maximum interest rate permitted by applicable law, then without further agreement or notice the obligation to be fulfilled shall be automatically reduced to such limit and all sums received by the Lender in excess of those lawfully collectible as interest shall be applied against the principal of this Note immediately upon the Lender’s receipt thereof, with the same force and effect as though the Company had specifically designated such extra sums to be so applied to principal and the Lender had agreed to accept such extra payment(s) as a premium-free prepayment or prepayments.

9.           Cancellation of Note. Upon the repayment by the Company of all of its obligations hereunder to the Lender, including, without limitation, the principal amount of this Note, plus accrued but unpaid interest, the indebtedness evidenced hereby shall be deemed canceled and paid in full.  Except as otherwise required by law or by the provisions of this Note, payments received by the Lender hereunder shall be applied first against expenses and indemnities, next against interest accrued on this Note, and next in reduction of the outstanding principal balance of this Note.

10.           Severability.  If any provision of this Note is, for any reason, invalid or unenforceable, the remaining provisions of this Note will nevertheless be valid and enforceable and will remain in full force and effect.  Any provision of this Note that is held invalid or unenforceable by a court of competent jurisdiction will be deemed modified to the extent necessary to make it valid and enforceable and as so modified will remain in full force and effect.

11.           Amendment and Waiver.  This Note may be amended, or any provision of this Note may be waived, provided that any such amendment or waiver will be binding on a party hereto only if such amendment or waiver is set forth in a writing executed by the parties hereto.  The waiver by any such party hereto of a breach of any provision of this Note shall not operate or be construed as a waiver of any other breach.

12.           Successors.  Except as otherwise provided herein, this Note shall bind and inure to the benefit of and be enforceable by the parties hereto and their permitted successors and assigns.

13.           Assignment.  This Note shall not be directly or indirectly assignable or delegable by the Company.  The Lender may assign this Note as long as such assignment complies with the Securities Act of 1933, as amended.

14.           No Strict Construction.  The language used in this Note will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any party.

15.           Further Assurances.  Each party hereto will execute all documents and take such other actions as the other party may reasonably request in order to consummate the transactions provided for herein and to accomplish the purposes of this Note.

16.           Notices, Consents, etc.  Any notices, consents, waivers or other communications required or permitted to be given under the terms hereof must be in writing and will be deemed to have been delivered:  (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party); or (iii) one (1) trading day after deposit with a nationally recognized overnight delivery service, in each case properly addressed to the party to receive the same.  The addresses and facsimile numbers for such communications shall be:

If to Company:                                           Address listed on the Pink Sheets website
If to the Lenders:                                           As in paragraph one

or at such other address and/or facsimile number and/or to the attention of such other person as the recipient party has specified by written notice given to each other party three (3) trading days prior to the effectiveness of such change.  Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender's facsimile machine containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by a nationally recognized overnight delivery service, shall be rebuttable evidence of personal service, receipt by facsimile or receipt from a nationally recognized overnight delivery service in accordance with clause (i), (ii) or (iii) above, respectively.

17.           Remedies, Other Obligations, Breaches and Injunctive Relief.  The Lender’s remedies provided in this Note shall be cumulative and in addition to all other remedies available to the Lender under this Note, at law or in equity (including a decree of specific performance and/or other injunctive relief), no remedy of the Lender contained herein shall be deemed a waiver of compliance with the provisions giving rise to such remedy and nothing herein shall limit the Lender’s right to pursue actual damages for any failure by the Company to comply with the terms of this Note.  No remedy conferred under this Note upon the Lender is intended to be exclusive of any other remedy available to the Lender, pursuant to the terms of this Note or otherwise.  No single or partial exercise by the Lender of any right, power or remedy hereunder shall preclude any other or further exercise thereof.  The failure of the Lender to exercise any right or remedy under this Note or otherwise, or delay in exercising such right or remedy, shall not operate as a waiver thereof.  Every right and remedy of the Lender under any document executed in connection with this transaction may be exercised from time to time and as often as may be deemed expedient by the Lender.  The Company acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to the Lender and that the remedy at law for any such breach may be inadequate.  The Company therefore agrees that, in the event of any such breach or threatened breach, the Lender shall be entitled, in addition to all other available remedies, to an injunction restraining any breach, and specific performance without the necessity of showing economic loss and without any bond or other security being required.

18.           Governing Law; Jurisdiction. THIS NOTE SHALL BE ENFORCED, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEVADA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICT OF LAWS.  THE BORROWER HEREBY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE UNITED STATES FEDERAL COURTS LOCATED IN NEVADA WITH RESPECT TO ANY DISPUTE ARISING UNDER THIS NOTE, THE AGREEMENTS ENTERED INTO IN CONNECTION HEREWITH OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY. BOTH PARTIES IRREVOCABLY WAIVE THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH SUIT OR PROCEEDING.  BOTH PARTIES FURTHER AGREE THAT SERVICE OF PROCESS UPON A PARTY MAILED BY FIRST CLASS MAIL SHALL BE DEEMED IN EVERY RESPECT EFFECTIVE SERVICE OF PROCESS UPON THE PARTY IN ANY SUCH SUIT OR PROCEEDING.  NOTHING HEREIN SHALL AFFECT EITHER PARTY’S RIGHT TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.  BOTH PARTIES AGREE THAT A FINAL NON-APPEALABLE JUDGMENT IN ANY SUCH SUIT OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON SUCH JUDGMENT OR IN ANY OTHER LAWFUL MANNER.  THE PARTY WHICH DOES NOT PREVAIL IN ANY DISPUTE ARISING UNDER THIS NOTE SHALL BE RESPONSIBLE FOR ALL FEES AND EXPENSES, INCLUDING ATTORNEYS’ FEES, INCURRED BY THE PREVAILING PARTY IN CONNECTION WITH SUCH DISPUTE.

19.           No Inconsistent Agreements.  None of the parties hereto will hereafter enter into any agreement, which is inconsistent with the rights granted to the parties in this Note.

20.           Third Parties.  Nothing herein expressed or implied is intended or shall be construed to confer upon or give to any person or entity, other than the parties to this Note and their respective permitted successor and assigns, any rights or remedies under or by reason of this Note.

21.           Waiver of Jury Trial.  AS A MATERIAL INDUCEMENT FOR THE LENDER TO LOAN TO THE COMPANY THE MONIES HEREUNDER, THE COMPANY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING RELATED IN ANY WAY TO THIS AGREEMENT AND/OR ANY AND ALL OF THE OTHER DOCUMENTS ASSOCIATED WITH THIS TRANSACTION.

22.           Entire Agreement.  This Note (including any recitals hereto) set forth the entire understanding of the parties with respect to the subject matter hereof, and shall not be modified or affected by any offer, proposal, statement or representation, oral or written, made by or for any party in connection with the negotiation of the terms hereof, and may be modified only by instruments signed by all of the parties hereto.

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IN WITNESS WHEREOF, this Promissory Note is executed by the undersigned as of September 24, 2014.

Virtual Sourcing, Inc.

By:	/s/ Mario Faraone
Mario Faraone
Chairman

Acknowledged and Agreed to:

NOTE HOLDER:

RLS Premiere Financial LLC

By:	/s/ Robert L Sanders
Robert L Sanders, Managing Member

EXHIBIT A

NOTICE OF HOLDER CONVERSION – September 24, 2014Note
(To be Executed by the Registered Holder in order to Convert the Note)

The undersigned hereby elects to convert the attached Convertible Note into restricted trading shares of common stock (the “Common Stock”), of Virtual Sourcing, Inc. (the “Company”) according to the conditions hereof, as of the date written below. No fee will be charged to the holder for any conversion, except for such transfer taxes, if any.

Conversion request:

                 ___________
Date to Effect Conversion

                                                            _______________
Number of Restricted shares of Common Stock to be Issued

_________       _ _______
Principal Amount Converted

___________      _______
Applicable Conversion Price

Taxpayer ID#                       _

WE HEREIN CERTIFY that RLS Premiere Financial LLC does not and will not own more than five percent (5%) or more of the Company’s Common Stock after the above conversion.

By:	/s/ Robert L Sanders
Robert L Sanders, Managing Member